     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997

                                                          REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                       HUTCHINSON TECHNOLOGY INCORPORATED
             (Exact name of Registrant as specified in its charter)

                                                                41-0901840
              MINNESOTA                                      (I.R.S. Employer
     (State or other jurisdiction                           Identification No.)
   of incorporation or organization)

       40 WEST HIGHLAND PARK
        HUTCHINSON, MINNESOTA                                      55350
(Address of Principal Executive Offices)                         (Zip Code)

                          HUTCHINSON TECHNOLOGY INCORPORATED
                                1996 INCENTIVE PLAN
                             (Full title of the plan)

                                 WAYNE M. FORTUN
         PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER
                       HUTCHINSON TECHNOLOGY INCORPORATED
                              40 WEST HIGHLAND PARK
                          HUTCHINSON, MINNESOTA  55350
                     (Name and address of agent for service)

                                 (612) 587-3797
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED             PROPOSED         AMOUNT OF
                          AMOUNT          MAXIMUM              MAXIMUM       REGISTRATION
TITLE OF SECURITIES       TO BE          OFFERING             AGGREGATE          FEE
 TO BE REGISTERED       REGISTERED    PRICE PER SHARE(1)   OFFERING PRICE(1)

Common Stock,
par value $.01      3,000,000 Shares         $ 30.625             $ 91,875,000    $ 27,841

(1) Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(i) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant's Common Stock as quoted on the NASDAQ National Market on July 31, 1997.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                  --------------------------------------------------

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Hutchinson Technology Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and made a part hereof:


          (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996 (which incorporates by reference certain portions of the Company's 1996 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of the Company's definitive notice and proxy statement for the Company's 1997 Annual Meeting of the Shareholders).

          (2) The Company's Quarterly Reports on Form 10-Q for the thirteen weeks ended December 29, 1996, for the thirteen weeks ended March 30, 1997 and for the thirteen weeks ended June 29, 1997.

          (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed with the Commission on June 9, 1986.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.        DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith;
(c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court. Section 4.01 of the Restated By-Laws of the Registrant requires indemnification by the Registrant in such manner, under such circumstances and to such extent as required or permitted by Section 302A.521 of the Corporation Act, as amended from time to time, or as required or permitted by other provisions of law.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.        EXHIBITS.

     Exhibit                            Description
     -------
     4.1 Restated Articles of Incorporation of the Registrant, as amended by Articles of Amendment dated January 27, 1988 and as amended by Articles of Amendment dated January 21, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997, File No. 0-14709).

     4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

     4.3 Instruments defining the rights of security holders, including an indenture. The Registrant agrees to furnish the Securities and Exchange Commission upon request copies of instruments with respect to long-term debt.

     4.4 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $20,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709) and Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

     4.5 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Central Life Assurance Company (incorporated by reference to
               Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709) and Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit
               4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

     4.6 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Modern Woodmen of America (incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709) and Amendment dated as of March

               15, 1996 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

     4.7 Credit Agreement between the Company and The First National Bank of Chicago, dated as of December 8, 1995 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 24, 1995, File No. 0-14709), First Amendment dated as of June 22, 1996 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 23, 1996, File No. 0-14709), and Second Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

     4.8 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $15,000,000 of senior unsecured notes with Metropolitan Insurance and Annuity Company (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

     4.9 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $10,000,000 of senior unsecured notes with Metropolitan Life Insurance Company (incorporated by reference to
               Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

     4.10 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $25,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-4709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

     5.1 Opinion and consent of Faegre & Benson LLP, counsel for the Registrant.

     23.1      Consent of Independent Public Accountants.

     23.2      Consent of Faegre & Benson LLP (included in Exhibit 5.1).

     24.1 Powers of attorney (included with signatures to this Registration Statement).

     99.1 Hutchinson Technology Incorporated 1996 Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

ITEM 9.        UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Minnesota, on August 8, 1997.

                                HUTCHINSON TECHNOLOGY INCORPORATED

                                By:  /s/ Wayne M. Fortun
                                ------------------------------
                                         Wayne M. Fortun
                                PRESIDENT, CHIEF EXECUTIVE OFFICER
                                    CHIEF OPERATING OFFICER

                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints Jeffrey W. Green, Wayne M. Fortun and John A. Ingleman, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Name                      Title                        Date

/s/ Wayne M. Fortun    President, Chief Executive           July 23, 1997
---------------------  Officer, Chief Operating Officer
    Wayne M. Fortun    (Principal Executive Officer) and
                       Director

/s/ John A. Ingleman   Vice  President,  Chief Financial    July 23, 1997
---------------------  Officer, Treasurer  and Secretary
    John A. Ingleman   (Principal Financial  Officer and
                       Principal Accounting Officer)

/s/ W. Thomas Brunberg   Director                            July 23, 1997
---------------------
    W. Thomas Brunberg

/s/ Archibald Cox, Jr.   Director                            July 23, 1997
---------------------
    Archibald Cox, Jr.

/s/ James E. Donaghy     Director                            July 21, 1997
---------------------
    James E. Donaghy

/s/ Harry C. Ervin, Jr.  Director                            July 23, 1997
---------------------
    Harry C. Ervin, Jr.

/s/ Jeffrey W. Green     Director                            July 23, 1997
---------------------
    Jeffrey W. Green

/s/ Steven E. Landsburg  Director                            July 23, 1997
---------------------
    Steven E. Landsburg

/s/ Richard N. Rosett    Director                            July 23, 1997
---------------------
    Richard N. Rosett

                                 INDEX TO EXHIBITS

Exhibit
-------

4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 2-98270), as amended by Articles of Amendment dated January 27, 1988 (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1987, File No. 0-14709) and by Articles of Amendment dated January 21, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

4.3 Instruments defining the rights of security holders, including an indenture. The Registrant agrees to furnish the Securities and Exchange Commission upon request copies of instruments with respect to long-term debt.

4.4 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $20,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709) and Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

4.5 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Central Life Assurance Company (incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709) and Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

4.6 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Modern Woodmen of America (incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709) and Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

4.7 Credit Agreement between the Company and The First National Bank of Chicago, dated as of December 8, 1995 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 24, 1995, File No. 0-14709), First Amendment dated as of June 22, 1996 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 23, 1996, File No.

          0-14709), and Second Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

4.8 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $15,000,000 of senior unsecured notes with Metropolitan Insurance and Annuity Company (incorporated by reference to Exhibit
          4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

4.9 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $10,000,000 of senior unsecured notes with Metropolitan Life Insurance Company (incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

4.10 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $25,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), and Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709).

5.1       Opinion and consent of Faegre & Benson LLP, counsel for the
          Registrant.. . . . . . . . . . . . . . . . . . . .Electronically Filed

23.1      Consent of Independent Public Accountants. . . . .Electronically Filed

23.2      Consent of Faegre & Benson LLP (included in Exhibit 5.1).

24.1      Powers of attorney (included with signatures to this Registration
          Statement).

99.1 Hutchinson Technology Incorporated 1996 Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).


M1:0228595.03